UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

ZEROSTACK CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 King Street West, Suite 2400
 Toronto, Ontario, Canada M5H 3Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Flora Growth Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	ZSTK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 29, 2026, Flora Growth Corp. (the "Company") changed its corporate name from "Flora Growth Corp." to "ZeroStack Corp." (the "Name Change") pursuant to Articles of Amendment filed with the Director under the Business Corporations Act (Ontario) (the "Articles of Amendment"), a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

The Name Change was previously unanimously approved by written consent by the board of directors of the Company on October 23, 2025 and by the shareholders of the Company at the 2025 Special Meeting of Shareholders held on December 19, 2025.

Item 8.01 Other Events.

Upon opening of the markets on January 29, 2026, the Company's common shares (the "Common Shares"), which trade on the Nasdaq Capital Market under the ticker symbol "FLGC", will cease trading under such ticker symbol and will commence trading under the new ticker symbol "ZSTK". Along with the ticker change, the Common Shares have also been assigned a new CUSIP number of 98956L101 (ISIN: CA98956L1013). Outstanding share certificates for Common Shares are not affected by the name change and will continue to be valid and need not be exchanged.

Item 9.01. Exhibits.

Exhibit	Description
3.1	Articles of Amendment and Certificate of Amendment, dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROSTACK CORP.
(Registrant)
Dated: January 29, 2026
By: /s/ Dany Vaiman
Dany Vaiman
Chief Financial Officer